                                                                    Exhibit 23.2
                                                                    ------------


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Non-Employee Director Stock Option Plan, 1996 Stock Option and Restricted Stock Plan, 1999 Employee Stock Purchase Plan, 1999 Director Option Plan and 1999 Stock Plan, of our report dated February 19, 1999, except for the "Stock Subject to Rescission" paragraphs of Note 4 and for
Note 10, as to which the date is October 6, 1999, with respect to the financial statements of E-Stamp Corporation as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, included in the Registration Statement (Form S-1, No. 333-85359), as amended, and the related Prospectus of E-Stamp Corporation filed with the Securities and Exchange Commission.


                             /s/ Ernst & Young LLP



Palo Alto, California
October 13, 1999